UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2009

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-33405	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

On December 15, 2009, Dreams, Inc. (the “Company”) will be delivering a presentation at the Dreams, Inc. 2009 Annual Shareholders’ Meeting. A copy of the presentation is furnished as Exhibit 99.1. During the presentation the Company will be discussing certain financial information, including historical EBIDTA figures. EBITDA is a non-GAAP financial measurement that is defined as earnings before interest, tax, depreciation and amortization. The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate its performance. In the Company’s opinion, this non-GAAP measure provides meaningful supplemental information regarding its performance. The Company believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing its performance and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to its historical performance. The Company believes this non-GAAP financial measures is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) it is used by institutional investors and the analyst community to help them analyze the health of the Company’s business.

Comparison between EBITDA and Net Income.

Year	EBITDA	Net Income
Fiscal 2006	$1,747,000	$2,549,000
Fiscal 2007	$2,727,000	$519,000
9 months ended 12/31/ 2007 *	$3,161,000	$792,000
Fiscal 2008	($659,000)	($1,614,000)

*	In 2007 the Company changed its fiscal year end from March 31 to December 31

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1     Copy of presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 15, 2009	DREAMS, INC.

	By:	/s/ ROSS TANNENBAUM
Ross Tannenbaum
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Copy of presentation

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